                                                                      Exhibit 11

                 Statement of Computation of Per Share Earnings

         Earnings Per                 THREE MONTHS ENDED              SIX MONTHS ENDED
         Common Share            --------------------------------------------------------------
                                           JUNE 30                           JUNE 30
                                    2005            2004              2005            2004
                                 ------------    ------------      ------------    ------------

              Basic               $     0.11        $   0.15        $     0.26        $   0.24

              Average Shares
              Outstanding          1,803,583         822,250         1,489,123         822,250

              Diluted             $     0.11        $   0.15        $     0.26        $   0.24

              Average Shares
              Outstanding          1,822,711         822,250         1,509,459         822,250






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